Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

•	Non-GAAP total revenue of $130.9 million increases 34% year-over-year
•	Cloud Services revenue of $63.4 million increases 61% year-over-year
•	Activation Services revenue of $67.5 million increases 16% year-over-year
•	Non-GAAP EPS of $0.53 increases 29% year-over-year

BRIDGEWATER, NJ – February 5, 2015 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leader in mobile cloud innovation and software-based activation for mobile carriers, retailers and OEMs around the world, today announced financial results for the fourth quarter and full year 2014.

“The fourth quarter provided a strong finish to 2014, with financial results that exceeded our expectations, and were highlighted by year-over-year Cloud Services revenue growth of 61% and improved Activation Services revenue growth of 16%,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss. “We’ve had a number of exciting business developments in recent months, including a major expansion of our multi-year agreement with Verizon Wireless and the successful acquisition of F-Secure’s cloud assets.  We believe that our expanding cloud services customer base, coupled with greater opportunities for subscriber adoption and utilization, provide a long runway for growth in this dynamic market.”

On a GAAP basis, Synchronoss reported net revenues of $130.2 million, representing an increase of 34% compared to the fourth quarter of 2013.  Gross profit was $77.6 million and income from operations was $20.5 million in the fourth quarter of 2014.  Net income was $13.6 million, leading to diluted earnings per share of $0.30, compared to $0.39 for the fourth quarter of 2013.

On a non-GAAP basis, Synchronoss reported net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $130.9 million, an increase of 34% compared to the fourth quarter of 2013.  Gross profit for the fourth quarter of 2014 was $79.9 million, representing a gross margin of 61%.  Income from operations was $36.2 million in the fourth quarter of 2014, representing a year-over-year increase of 44% and an operating margin of 28%.  Net income was $24.2 million in the fourth quarter of 2014, up from $16.4 million in the year ago period.  Diluted earnings per share were $0.53 for the fourth quarter of 2014, compared to $0.41 for the fourth quarter of 2013.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

“We are pleased with our fourth quarter results from both a financial and operational perspective,” said Karen L. Rosenberger, Chief Financial Officer and Treasurer.  “As we enter 2015, we remain focused on continuing to drive top line growth and increased profitability as a result of the investments we have been making and our global leadership position in both Activation and Personal Cloud.”

Other Fourth Quarter and Recent Business Highlights:

•	Cloud Services revenue accounted for $63.4 million of non-GAAP revenue, representing approximately 48% of total non-GAAP revenue and growing 61% on a year-over-year basis.
•	Activation Services revenue accounted for $67.5 million of non-GAAP revenue, representing approximately 52% of total non-GAAP revenue and growing 16% on a year-over-year basis.
•

Subsequent to the end of the fourth quarter, Synchronoss successfully completed the acquisition of certain assets from F-Secure for $60 million in cash. The acquisition of F-Secure assets significantly expanding Synchronoss’ relationship with global customers worldwide while strengthening its competitive position in the Personal Cloud.

Full Year 2014 Summary Financial Results

•

On a GAAP basis:  revenues for the full year 2014 were $457.3 million, an increase of 31% compared to $349.0 million in the prior year. Gross profit was $272.9 million, income from operations was $62.3 million and net income was $38.9 million, leading to full year 2014 diluted earnings per share of $0.92.

•

On a Non-GAAP basis:  revenues for the full year 2014 were $458.6 million, an increase of 30% compared to $352.5 million in 2013. Gross profit was $280.2 million, representing a gross margin of 61%, and income from operations was $118.1 million, representing an operating margin of 26%. Net income was $76.8 million for the full year 2014, leading to diluted earnings per share of $1.79, an increase of 35% from $1.33 in the prior year.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, February 5, 2015, at 8:30 a.m. (ET) to discuss the company's financial results.  To access this call, dial 877-703-6108 (domestic) or 857-244-7307 (international). The pass code for the call is 62594511. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 888-286-8010 (domestic) or 617-801-6888 (international).  The replay pass code is 89427171.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs which includes integration costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss (NASDAQ: SNCR) is the mobile innovation leader that provides personal cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world.  For more information visit us at www.synchronoss.com.

Forward-looking Statements

This document may include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss and Synchronoss Integrated Life are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Brian Denyeau, +1 646-277-1251

investor@synchronoss.com

or

Media:

Stacie Hiras, +1 908-674-0758

stacie.hiras@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$235,967	$63,512
Marketable securities	51,097	9,105
Accounts receivable, net of allowance for doubtful accounts of $88 and $237 at December 31, 2014 and 2013, respectively	118,371	64,933
Prepaid expenses and other assets	35,023	19,451
Deferred tax assets	1,475	4,626
Total current assets	441,933	161,627
Marketable securities	3,313	4,988
Property and equipment, net	151,171	106,106
Goodwill	147,135	137,743
Intangible assets, net	99,489	101,963
Deferred tax assets	1,232	4,210
Other assets	18,549	10,382
Total assets	$862,822	$527,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,059	$9,528
Accrued expenses	42,657	37,919
Deferred revenues	11,897	15,372
Contingent consideration obligation	8,022	22
Total current liabilities	87,635	62,841
Lease financing obligation - long term	9,204	9,252
Contingent consideration obligation - long-term	—	4,468
Convertible debt	230,000	—
Deferred tax liability	3,698	—
Other liabilities	3,178	2,819
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at December 31, 2014 and 2013	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 46,444 and 44,456 shares issued; 42,711 and 40,663 outstanding at December 31, 2014 and December 31, 2013, respectively	4	4
Treasury stock, at cost (3,733 and 3,793 shares at December 31, 2014 and 2013, respectively)	(66,336)	(67,104)
Additional paid-in capital	454,740	393,644
Accumulated other comprehensive loss	(20,014)	(723)
Retained earnings	160,713	121,818
Total stockholders’ equity	529,107	447,639
Total liabilities and stockholders’ equity	$862,822	$527,019

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net revenues	$130,211	$97,207	$457,314	$349,047
Costs and expenses:
Cost of services (1)(2)(3)*	52,649	40,447	184,414	146,238
Research and development (1)(2)(3)	19,718	15,215	73,620	64,845
Selling, general and administrative (1)(2)(3)	23,568	16,939	79,227	62,096
Net change in contingent consideration obligation	118	(8,000)	1,799	(5,324)
Restructuring charges	—	—	—	5,172
Depreciation and amortization	13,664	12,334	55,956	41,126
Total costs and expenses	109,717	76,935	395,016	314,153
Income from operations	20,494	20,272	62,298	34,894
Interest income	398	125	838	557
Interest expense	(1,172)	(375)	(3,003)	(1,089)
Other (expense) income (4)	(614)	543	441	217
Income before income tax expense	19,106	20,565	60,574	34,579
Income tax expense	(5,486)	(4,692)	(21,679)	(11,228)
Net income	$13,620	$15,873	$38,895	$23,351

Net income attributable to Synchronoss	13,620	15,873	38,895	23,351
Add: After-tax interest on convertible debt	557	—	754	—
Net income for diluted EPS calculation	$14,177	$15,873	$39,649	$23,351

Net income per common share:
Basic	$0.33	$0.40	$0.96	$0.60
Diluted	$0.30	$0.39	$0.92	$0.58

Weighted-average common shares outstanding:
Basic	41,210	39,378	40,418	38,891
Diluted	46,785	40,473	43,297	40,009

* Cost of services excludes depreciation which is shown separately.

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,638	$1,310	$5,924	$5,184
Research and development	1,647	1,221	5,950	5,705
Selling, general and administrative	5,232	4,371	17,113	14,325
Total fair value stock-based compensation expense	$8,517	$6,902	$28,987	$25,214

(2) Amounts include acquisition costs as follows:
Cost of services	$—	$(2)	$31	$252
Research and development	398	(2)	475	351
Selling, general and administrative	146	477	2,432	1,145
Total acquisition costs	$544	$473	$2,938	$1,748

(3) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$—	$10	$16	$257
Research and development	—	23	—	128
Selling, general and administrative	535	334	1,767	524
Total fair value earn-out cash and stock compensation expense	$535	$367	$1,783	$909

(4) Amounts include Fx change of the contingent consideration obligation as follows:
Other income (expense)	$15	$(29)	$56	$93

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$130,211	$97,207	$457,314	$349,047
Add: Deferred Revenue Write-Down	651	356	1,299	3,460
Non-GAAP Revenue	$130,862	$97,563	$458,613	$352,507

GAAP Revenue	$130,211	$97,207	$457,314	$349,047
Less: Cost of Services	52,649	40,447	184,414	146,238

GAAP Gross Margin	77,562	56,760	272,900	202,809

Add: Deferred revenue write-down	651	356	1,299	3,460
Add: Fair value stock-based compensation	1,638	1,310	5,924	5,184
Add: Acquisition and restructuring costs	—	(2)	31	252
Add: Deferred compensation expense - earn-out	—	10	16	257
Non-GAAP Gross Margin	$79,851	$58,434	$280,170	$211,962

Non-GAAP Gross Margin %	61%	60%	61%	60%

GAAP income from operations	$20,494	$20,272	$62,298	$34,894
Add: Deferred revenue write-down	651	356	1,299	3,460
Add: Fair value stock-based compensation	8,517	6,902	28,987	25,214
Add: Acquisition and restructuring costs	544	473	2,938	6,920
Add: Net change in contingent consideration obligation	118	(8,000)	1,799	(5,324)
Add: Deferred compensation expense - earn-out	535	367	1,783	909
Add: Amortization expense	5,303	4,723	18,953	15,404
Non-GAAP income from operations	$36,162	$25,093	$118,057	$81,477

GAAP net income attributable to common stockholders	$13,620	$15,873	$38,895	$23,351
Add: Deferred revenue write-down, net of tax	436	226	868	2,346
Add: Fair value stock-based compensation, net of tax	5,696	4,591	19,358	17,095
Add: Acquisition and restructuring costs, net of taxes	365	285	1,962	4,692
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	134	(7,971)	1,855	(5,417)
Add: Deferred compensation expense - earn-out, net of tax	358	246	1,191	616
Add: Amortization expense, net of tax	3,547	3,148	12,657	10,444
Non-GAAP net income	$24,156	$16,398	$76,786	$53,127

Net income applicable to shares of common stock for earnings per share	$24,156	$16,398	$76,786	$53,127
Add: After-tax interest on convertible debt	543	—	776	—
Net income for diluted EPS calculation	$24,699	$16,398	$77,562	$53,127

Diluted non-GAAP net income per share	$0.53	$0.41	$1.79	$1.33

Weighted shares outstanding - Diluted	46,785	40,473	43,297	40,009

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2014	2013
Operating activities:
Net income	$38,895	$23,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	55,956	41,126
Amortization of debt issuance costs	618	—
Loss on disposal of asset	33	—
Amortization of bond premium	384	294
Deferred income taxes	3,207	1,575
Non-cash interest on leased facility	946	921
Stock-based compensation	28,987	25,214
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(50,924)	10,167
Prepaid expenses and other current assets	(14,660)	8,022
Other assets	(1,930)	(7,376)
Accounts payable	4,169	348
Accrued expenses	1,263	(7,155)
Contingent consideration obligation	3,532	(6,214)
Excess tax benefit from the exercise of stock options	(1,203)	(2,961)
Other liabilities	5,825	(320)
Deferred revenues	(4,119)	(5,900)
Net cash provided by operating activities	70,979	81,092

Investing activities:
Purchases of fixed assets	(73,885)	(73,434)
Purchases of marketable securities available-for-sale	(50,275)	(8,366)
Sales and maturities of marketable securities available-for-sale	9,265	14,825
Business acquired, net of cash	(38,085)	(6,677)
Net cash used in investing activities	(152,980)	(73,652)

Financing activities:
Proceeds from the exercise of stock options	30,003	19,196
Payments on contingent consideration obligation	—	(1,926)
Debt issuance costs related to convertible notes	(7,065)	—
Proceeds from issuance of convertible notes	230,000	—
Borrowings on revolving line of credit	40,000	—
Repayment of revolving line of credit	(40,000)	—
Excess tax benefit from the exercise of stock option	1,203	2,961
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	1,677	1,474
Repayments of capital obligations	(1,515)	(1,597)
Net cash provided by financing activities	254,303	20,108

Effect of exchange rate changes on cash	153	(64)

Net increase in cash and cash equivalents	172,455	27,484
Cash and cash equivalents at beginning of year	63,512	36,028
Cash and cash equivalents at end of year	$235,967	$63,512

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Year Ended December 31,
	2014	2013
Non-GAAP cash provided by operating activities and reconciliation:
Net cash provided by operating activities (GAAP)	$70,979	$81,092
Add: Tax benefits from stock options exercised	1,203	2,961
Add: Cash payments on settlement of Earn-out	—	(6,133)
Adjusted cash flow provided by operating activities (Non-GAAP)	$72,182	$77,920